Exhibit 99.1

DNA X, Inc. Reports First Quarter 2026 Financial Results

●	Closed sale of the Company’s mobile device assets to NEXA in January 2026
●	Completed the transfer of the operations of the phone and hotspot business to NEXA
●	Focused on enhancing the DNA X trading platform to prepare the platform for its initial growth phase

San Diego, California—(Newsfile Corp. – May 20, 2026) – DNA X, Inc. (Nasdaq: SONM), a provider of cryptocurrency trading services, today announced its financial results for the first quarter ended March 31, 2026.

The company operates the DNA X AI trading platform business, and expects to launch an enhanced version to the public later this year. The platform is designed to harness advanced AI and machine learning technologies to automate intelligent trading strategies, enabling clients to capitalize on data-driven insights and dynamic opportunities.

The Company completed the sale of its mobile device design and manufacturing business to NEXA Mobility, a private company in the hardware space on January 23, 2026. The purchase price of the assets was $15 million less a working capital adjustment of $1.5 million, with $12.0 million being paid immediately and the remaining cash of $1.5 million, less any agreed upon claims, to be paid in October 2026. The company used the proceeds to repay debt and other obligations. The remaining cash will be used to support the DNA X AI trading business.

On January 23, 2026, the Company successfully rebranded itself as DNA X, Inc., from Sonim Technologies Inc. The stock ticker on Nasdaq remains SONM and our primary corporate offices remain in San Diego.

The asset sale resulted in $6.3 million in net income for the first quarter of 2026, net of taxes, transaction fees, and severance costs.

“Having successfully completed a strategic exit from our legacy business, management has made a deterministic decision to reallocate our resources into the high-growth, high-margin decentralized AI and crypto trading sectors,” said Mike Mulica, acting Chief Executive Officer. “This pivotal transition marks the beginning of our value build phase, positioning DNA X to deliver sustainable, long-term value for our shareholders through AI and crypto trading innovation.”

First Quarter 2026 Financial Highlights:

●	Revenue: There was no revenue from continuing operations because revenue from our phone and hotspot operations was included in discontinued operations. Our AI platform activities are accounted for as an investment and are reflected as other income.
●	General & Administrative Expenses: First-quarter general and administrative expenses from continuing operations were $3.6 million and included one time severance costs of $1.5 million and $0.9 million in professional services for our annual audit and tax services. We expect general & administrative expenses to be much lower in the next few quarters because we have downsized the organization and we have completed our annual audit.
●	Cash Position: We ended the quarter with $1.2 million in cash from continuing operations. On May 20, 2026 we entered into an agreement to raise an additional $1.8 million in cash by issuing new debt. This cash will be used for working capital purposes and to support and grow the DNA X AI and crypto trading business.

About DNA X, Inc. DNA X operates an advanced artificial intelligence platform that automates complex workflows and decision-making using state-of-the-art AI models. For more information, visit https://ir.dna-x.global.

Media and Investor Relations Contact: Clay Crolius, DNA X, Inc. clay@dnax.global.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that do not relate to matters of historical fact are forward-looking statements, including, without limitation, statements regarding the Company’s strategic transformation, the expected growth, performance and market opportunities of the DNA X trading platform, anticipated use of proceeds from the sale of the Company’s mobile device design and manufacturing business, and the Company’s future operations and financial performance.

These forward-looking statements are based on the Company’s current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to: risks related to the Company’s ability to successfully integrate and operate the DNA X trading platform and achieve anticipated growth; the early-stage nature of the Company’s current business and the volatility of the cryptocurrency markets; the Company’s recent disposition of its mobile device design and manufacturing business; the Company’s ability to obtain or maintain sufficient liquidity to execute its business plan; potential delays or challenges in executing its strategic plans; general economic, market and industry conditions; and the Company’s ability to maintain compliance with Nasdaq listing requirements.

Additional information regarding these and other risks and uncertainties is included in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date of this press release, and undertakes no obligation to update such statements, except as required by law.

DNA X, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Cash and cash equivalents	$1,195	$1,303
Receivable for cash held back from the asset sale	1,500	—
Prepaid expenses and other current assets	608	676
Current assets held for sale	—	26,930
Total Current assets	3,303	28,909
Investment in DNA X LLC under equity method	1,290	1,242
Deferred tax assets	—	1,441
Other assets	245	274
Non-current assets held for sale	—	12,032
Total assets	$4,838	$43,898
Liabilities and stockholders’ deficit
Accounts payable	719	4,030
Accrued liabilities	1,576	704
Promissory note, net from related party	1,072	1,035
Promissory notes, net	—	4,030
Derivative liability	398	171
Income tax payable	556	2,598
Current liabilities held for sale	—	38,057
Total current liabilities	4,321	50,625
Deferred tax liability	600	—
Total liabilities	4,921	50,625
Commitments and contingencies	—	—
Redeemable common stock; $0.001 par value; 223,201 shares issued and outstanding; redemption value $900 at March 31, 2026 and $1,228 as of December 31, 2025 (Note 6)	900	1,228
Stockholders’ deficit
Common stock, $0.001 par value per share; 1,000,000,000 shares authorized: and 1,265,067 shares issued and outstanding at both March 31, 2026 and December 31, 2025*	1	1
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized: and no shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital*	296,613	296,309
Accumulated deficit	(297,597)	(304,265)
Total stockholders’ deficit	(983)	(7,955)
Total liabilities, redeemable common stock, and stockholders’ deficit	$4,838	$43,898

*	Adjusted retroactively to reflect the 1-for-18 reverse stock split that became effective on October 28, 2025.

DNA X, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Continuing operations:
Net revenues	$—	$—
Operating expenses
General and administrative	3,618	870
Total operating expenses	3,618	870
Net loss from operations	(3,618)	(870)
Interest expense, net	(131)	(91)
Loss on remeasurement of derivative liability	(227)	—
Equity income from DNA X LLC	48	—
Net loss from continuing operations before income taxes	(3,928)	(961)
Income tax expense from continuing operations	—	—
Net loss from continuing operations	(3,928)	(961)
Discontinued Operations:
Income from discontinued operations, net of tax	10,268	1,419
Net income	$6,340	$458
Net earnings (loss) per share basic and diluted:
Continuing operations*	(3.11)	(2.96)
Discontinued operations*	8.12	4.37
Net income*	$5.01	$1.41
Weighted-average shares used in computing net loss per share:
Basic and diluted*	1,265,067	324,431

*	Adjusted retroactively to reflect the 1-for-18 reverse stock split that became effective on October 28, 2025.